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                                                                   EXHIBIT 10.10

PBS SPONSORSHIP GROUP


May 17, 1999


Mr. Val Landi
Vice President, Marketing
LookSmart
487 Bryant Street
San Francisco, CA 94107

Dear Val,

Thank you and without question we look forward to a great partnership with LookSmart. The following is a letter of commitment that LookSmart will be a national sponsor On-air and Online of Mystery!, Chefs of Cucina Amore (Cucina), Great Food, MasterChef USA and Sesame Street. The details are as follows:


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                          Mystery          Cucina         Great Foods      Masterchef       Sesame Street
-----------------------------------------------------------------------------------------------------------
On-Air
------
Start Date:           September 99     October 99       January 00       May 00           December 99

Term:                 5 Years          5 Years          5 Years          5 Years          5 Years

Mutual Option*:       3 Years          3 Years          3 Years          3 Years          3 Years

Exclusivity **:       Category         Category         Category         Category         Category

Credits/program:      2x/15:sec        2x/15:sec        2x/15:sec        2x/15:sec        2x/15:sec

Billboards ***:       Opening/         Opening/         Opening/         Opening/         TBD
                      Closing          Closing          Closing          Closing

Credit Position:      First            First            First            First            Rotates

* Either party can opt out after three years.
[**]
*** Per PBS guidelines.

Online at PBS.org:
--------------------
Homepage:             Button           Button           Button           Button           Button


Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
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Links:  Your sponsor button will link to your site, with the exception of Sesame
Street which links to a bridge page first.

Exclusivity: Category exclusivity to include sponsorship and banners of each program website.

Additional Terms:
----------------

Press: We will make every effort toward major cooperative press effort announcing your sponsorship and partnership with PBS. LookSmart will also have recognition on all sponsored programs promotional and press materials.

First Look: The National Sponsorship List will be forwarded to you for your review.

First Look:  Special inventory.

Client Service: A client service person will be assigned to your sponsored program(s).

Online Broadcast Rights for Sponsored Cooking Shows: Confirmed by e-mail from the producer West 175 for sponsored cooking shows.

Shared and Original Web Content: Confirmed by e-mail from the producer West 175 for sponsored cooking shows.

Online Value Added: PBS Sponsorship Group will work with each producer to further enhance your Online value added e.g. Online chat for Mystery!, and will work with the producers on your behalf to help acquire the online audio and video rights to Mystery!

Total Package Cost:  $20,750,000.00

Total Annual Cost:  $4,150,000.00

Payment Terms (Mystery, Cucina, Great Foods, Masterchef): Year 1...25% of each sponsored program's total on contract signing, 25% of each sponsored program's total on the Start Date (as set forth above) of each program sponsorship, 25% of each sponsored program's total three months after Start Date, 25% of each sponsored program's total six months after Start Date.

Year 2 through Year 5...25% of each sponsored program's annual total on the Start Date of each sponsorship year, 25% of each sponsored program's annual total three months after Start Date, 25% of each sponsored program's annual total six months after Start Date and 25% of each sponsored program's total nine months after Start Date.

Payment Terms (Sesame Street): To be negotiated and detailed in the Children's Television Workshop contract.

As discussed, the PBS Sponsorship Group will make its best efforts to help you to develop a productive relationship with PBS Online. We understand that LookSmart would like to provide
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search directory services to PBS Online, either co-branded or PBS branded, and pioneer with us the interactivity of the Internet and television. We will be happy to facilitate discussions in this area with PBS Online, as soon as possible.



By signing below, the parties indicate the acceptance of the terms of this commitment letter which outlines the terms and conditions of our sponsorship deal and that the foregoing is subject to a definitive agreement including due diligence for each sponsored program.

We are proud to have LookSmart as a sponsor on PBS and most importantly we are very excited with this partnership for the new millennium. I look forward to your comments and please do not hesitate to call with any questions.

Sincerely yours,


  /s/ RICK PACK
-----------------------------------
Rick Pack
National Sponsorship Director

                              AGREED and ACCEPTED
                              -------------------
                       PENDING LookSmart BOARD APPROVAL
                       --------------------------------

PBS SPONSORSHIP GROUP                    LookSmart

By:  /s/ Peter Greene                    By:    /s/ VAL LANDI
   -----------------------------                -------------------------------

Title: Executive Director                Title: Senior Vice President
       -------------------------                -------------------------------

Date:  5/21/99                           Date:  May 24, 1999
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                       If PBS doesn't do it, who will?"
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4401 Sunset Boulevard           Los Angeles                California 90027
Voice: (323) 953-5412           Email: rpack@kcet.org      Fax: (323) 953-5668
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